Exhibit 99.1

FOR IMMEDIATE RELEASE

CABLEVISION SYSTEMS CORPORATION
REPORTS FIRST QUARTER 2015 RESULTS

Bethpage, NY, May 4, 2015 - Cablevision Systems Corporation (NYSE:CVC) today reported financial results for the first quarter ended March 31, 2015.

First quarter consolidated net revenues increased 2.5% to $1.615 billion, consolidated adjusted operating cash flow (“AOCF”)1 increased 4.5% to $454.0 million and consolidated operating income increased 8.0% to $223.8 million, all compared with the prior year period.

Operating highlights for the first quarter include:

•	Average Monthly Cable Revenue per Customer ("RPC") of $155.34, an increase of $7.12 or 4.8%, compared with the prior year period.

•	Consolidated Free Cash Flow from Continuing Operations[1] of $49.0 million.

Cablevision CEO James L. Dolan said, "Cablevision had a solid start to 2015 with growth in net revenue, AOCF and revenue per customer. As we move through the year, we will continue to address evolving consumer demand by expanding our product offerings to provide greater value and flexibility. Connectivity is the wave of the future, and we plan to leverage our industry-leading position to be the preferred choice for consumers in our market."

1.	See definition of AOCF and Consolidated Free Cash Flow from Continuing Operations included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

Cable
Cable includes our Optimum-branded digital cable television, high-speed Internet and voice services as well as Optimum WiFi, the nation's most robust WiFi network.

Cable net revenues for the first quarter 2015 increased 2.4% to $1.452 billion, AOCF increased 0.8% to $446.6 million and operating income increased 1.0% to $252.1 million, all compared with the prior year period. First quarter net revenue growth primarily reflects rate initiatives and continued disciplined pricing strategies, partially offset by a decline in customers. First quarter AOCF reflects the increase in revenue and lower employee and customer service-related costs, partially offset by higher programming and marketing costs, as compared to the prior year period.

The following table illustrates the change in the Cable customer base during the first quarter of 2015:

Customer Data
(rounded to nearest thousand)

	Total December 31, 2014	Net Gain/(Loss)	Total March 31, 2015

Total Customers(a)	3,118	(6)	3,112

Video	2,681	(28)	2,653
High-Speed Data	2,760	7	2,767
Voice	2,229	(14)	2,215

Serviceable Passings	5,046	9	5,055

(a)	Total customers are defined as the number of households/businesses that receive at least one of the Company's services.

Lightpath
Lightpath is a premier provider of integrated business communications solutions to large and mid-sized commercial organizations across the New York metropolitan area.

For the first quarter 2015, Lightpath net revenues increased 5.0% to $91.1 million, AOCF increased 12.8% to $43.4 million and operating income increased 10.4% to $19.3 million, each as compared with the prior year period. First quarter results primarily reflect an increase in revenue from Ethernet services.

Other
Other principally consists of Newsday, News 12 Networks, Cablevision Media Sales Corporation and certain other businesses and unallocated corporate costs.

First quarter net revenues increased 0.4% to $81.8 million, AOCF deficit decreased 23.9% to $35.9 million and operating loss decreased 20.6% to $47.6 million, all compared with the prior year period. First quarter net revenue growth primarily reflects increased advertising revenue at News 12 Networks partially offset by lower advertising revenue at Newsday. First quarter AOCF reflects a decrease in expenses at Newsday due to lower operating costs and a distribution agreement settlement, as well as reduced expenses at corporate and certain other businesses.

Other Matters
On May 1, 2015, the Board of Directors of Cablevision declared a quarterly dividend of $0.15 per share on each outstanding share of Cablevision NY Group Class A Common Stock and Cablevision NY Group Class B Common Stock. This quarterly dividend is payable on June 12, 2015 to shareholders of record at the close of business on May 22, 2015.

There were no stock repurchases during the first quarter of 2015. As of March 31, 2015, Cablevision had approximately $455 million available under its stock repurchase authorization.

Non-GAAP Financial Measures
We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization (including impairments), excluding share-based compensation expense and restructuring charges or credits. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense allows investors to better track the performance of the various operating units of our business without regard to expense associated with awards of restricted shares, restricted stock units and stock options that are not expected to be made in cash.

We present AOCF as a measure of our ability to service our debt and make continuing investments, including in our capital infrastructure. We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use net revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 6 of this release.

We define Consolidated Free Cash Flow from Continuing Operations (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash from operating activities (continuing operations) plus any excess tax benefit related to share-based awards less capital expenditures (continuing operations), all of which are reported in our Consolidated Statement of Cash Flows. Net cash from operating activities excludes net cash from operating activities of our discontinued operations. We believe the most comparable GAAP financial measure of our liquidity is net cash from operating activities. We believe that Free Cash Flow is useful as an indicator of our overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment and other discretionary and non-discretionary cash uses. It is also one of several indicators of our ability to make investments and/or return capital to our shareholders. We also believe that Free Cash Flow is one of several benchmarks used by analysts and investors who follow our industry for comparison of our liquidity with other companies in our industry, although our measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

ABOUT CABLEVISION
Cablevision Systems Corporation (NYSE: CVC) is a leading media and telecommunications company, serving millions of households and businesses throughout the greater New York area. Providing quality products that keep customers connected, Cablevision offers Optimum-branded digital cable television, high-speed Internet and voice services as well as Optimum WiFi, the nation's most robust WiFi network. Cablevision’s Lightpath subsidiary is a premier provider of integrated business communications solutions for larger companies. Through its local media and programming properties – News 12 Networks and Newsday Media Group – Cablevision also delivers news and information created specifically for the communities it serves. Additional information about Cablevision is available at www.cablevision.com.

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industries in which it operates and the factors described in the company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The company disclaims any obligation to update any forward-looking statements contained herein.

Contacts:	Charles Schueler	Cindi Buckwalter
	Executive Vice President	Senior Vice President
	Media and Community Relations	Investor Relations
	(516) 803-1013	(516) 803-2264

Cablevision’s website: www.cablevision.com
The conference call will be webcast live today at 10:00 a.m. ET
Conference call dial-in number is (888) 694-4641 / Conference ID Number 27267807 / Conference call replay number (855) 859-2056 / Conference ID Number 27267807 until May 11, 2015.

CABLEVISION SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Revenues, net	$1,614,771	$1,575,586

Operating expenses
Technical and operating	795,888	772,983
Selling, general and administrative	376,764	380,220
Restructuring expense (credits)	(532)	1,015
Depreciation and amortization	218,900	214,285
Operating income	223,751	207,083
Other income (expense):
Interest expense, net	(145,012)	(140,882)
Loss on investments, net	(33,071)	(41,775)
Gain on equity derivative contracts, net	46,166	38,649
Write-off of deferred financing costs, net of gain on extinguishment of debt	—	(611)
Miscellaneous, net	1,007	731
Income from continuing operations before income taxes	92,841	63,195
Income tax benefit (expense) (a)	(37,940)	26,939
Income from continuing operations	54,901	90,134
Loss from discontinued operations, net of income taxes (b)	(10,502)	(434)
Net income	44,399	89,700
Net loss attributable to noncontrolling interests	234	63
Net income attributable to Cablevision Systems Corporation stockholders	$44,633	$89,763

Basic income (loss) per share attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations	$0.21	$0.34
Loss from discontinued operations	$(0.04)	$—
Net income	$0.17	$0.34
Basic weighted average common shares (in thousands)	267,919	262,328

Diluted income (loss) per share attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations	$0.20	$0.34
Loss from discontinued operations	$(0.04)	$—
Net income	$0.16	$0.33
Diluted weighted average common shares (in thousands)	274,370	268,224

Amounts attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations, net of income taxes	$55,135	$90,197
Loss from discontinued operations, net of income taxes	(10,502)	(434)
Net income	$44,633	$89,763
Cash dividends declared per share of common stock	$0.15	$0.15

(a)	Income tax benefit for the three months ended March 31, 2014 includes a tax benefit of $53,132 resulting from the reversal of an uncertain tax position liability.

(b)
For the three months ended March 31, 2015, the Company recorded an expense of $10,502, net of income taxes, with respect to the decision in a case relating to Rainbow Media Holdings LLC, a business whose operations were previously discontinued.

CABLEVISION SYSTEMS CORPORATION
RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING CASH FLOW AND CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING CASH FLOW(a)

	Three Months Ended March 31,
	2015	2014

Operating income	$223,751	$207,083
Share-based compensation expense	11,911	11,906
Restructuring expense (credits)	(532)	1,015
Depreciation and amortization	218,900	214,285
Adjusted operating cash flow	$454,030	$434,289

CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS(a)

	Three Months Ended March 31,
	2015	2014

Net cash provided by operating activities(b)	$215,334	$283,682
Add: excess tax benefits related to share-based awards	275	488
Less: capital expenditures(c)	(166,631)	(186,075)
Consolidated free cash flow from continuing operations	$48,978	$98,095

(a)	See Non-GAAP Financial Measures on page 3 of this release for a definition and discussion of AOCF and Free Cash Flow from Continuing Operations.

(b)
The level of net cash provided by operating activities will continue to depend on a number of variables in addition to our operating performance, including the amount and timing of our interest payments and other working capital items.

(c)	See page 10 of this release for additional details relating to capital expenditures.

CABLEVISION SYSTEMS CORPORATION
CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

REVENUES, NET

	Three Months Ended March 31,		%
	2015	2014	Change

Cable	$1,451,538	$1,417,148	2.4%
Lightpath	91,124	86,754	5.0%
Other(a)	81,780	81,482	0.4%
Eliminations(b)	(9,671)	(9,798)	1.3%
Total Cablevision	$1,614,771	$1,575,586	2.5%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended March 31,		%	Three Months Ended March 31,		%
	2015	2014	Change	2015	2014	Change

Cable	$446,555	$443,032	0.8%	$252,099	$249,621	1.0%
Lightpath	43,395	38,483	12.8%	19,275	17,464	10.4%
Other(c)	(35,920)	(47,226)	23.9%	(47,623)	(60,002)	20.6%
Total Cablevision	$454,030	$434,289	4.5%	$223,751	$207,083	8.0%

(a)	Represents revenues of Newsday, News 12 Networks, Cablevision Media Sales Corporation and certain other entities.

(b)	Represents inter-segment revenues.

(c)	Includes unallocated corporate general and administrative costs and the operating results of Newsday, News 12 Networks, Cablevision Media Sales Corporation, and certain other entities.

CABLEVISION SYSTEMS CORPORATION
SUMMARY OF CABLE OPERATING STATISTICS
(Unaudited)

CABLE	March 31, 2015	December 31, 2014	March 31, 2014

(in thousands)
Total Customers(a)	3,112	3,118	3,186
Video Customers	2,653	2,681	2,799
High-Speed Data Customers	2,767	2,760	2,788
Voice Customers	2,215	2,229	2,280

Serviceable Passings (in thousands)(b)	5,055	5,046	5,048

Penetration
Total Customers to Serviceable Passings	61.6%	61.8%	63.1%
Video Customers to Serviceable Passings	52.5%	53.1%	55.4%
High-Speed Data Customers to Serviceable Passings	54.7%	54.7%	55.2%
Voice Customers to Serviceable Passings	43.8%	44.2%	45.2%

Revenues for the three months ended (dollars in millions)

Video(c)	$801	$788	$793
High-Speed Data	363	359	347
Voice	232	230	220
Advertising	31	48	32
Other(d)	25	29	25
Total Cable Revenue	$1,452	$1,454	$1,417

Average Monthly Cable Revenue per Customer (“RPC”)(e)	$155.34	$155.20	$148.22

(a)	Represents the number of households/businesses that receive at least one of the Company's services.

(b)	Includes residential passings, as well as commercial establishments that have connected to our cable distribution network.

(c)	Includes equipment rental, DVR, franchise fees, video-on-demand and pay-per-view revenue.

(d)	Includes installation revenue, advertising sales commissions, home shopping and other product offerings.

(e)	RPC is calculated by dividing average monthly Cable GAAP revenue for the quarter by the average number of total customers for the quarter.

CABLEVISION SYSTEMS CORPORATION
CAPITALIZATION AND LEVERAGE
(Dollars in thousands)
(Unaudited)

CAPITALIZATION

March 31, 2015

Cash and cash equivalents	$884,422

Credit facility debt	$2,765,430
Senior notes and debentures	5,857,019
Collateralized indebtedness	1,033,040
Capital lease obligations and notes payable	63,889
Debt	$9,719,378

LEVERAGE

Debt	$9,719,378
Less: Collateralized indebtedness of unrestricted subsidiaries(a)	1,033,040
Cash and cash equivalents	884,422
Net debt	$7,801,916

Leverage Ratios(b)
Consolidated net debt to AOCF leverage ratio(a)(c)	4.3x
Restricted Group leverage ratio (Credit Facility Test)(d)(e)	2.9x
CSC Holdings notes and debentures leverage ratio(e)(f)	3.2x
Cablevision senior notes leverage ratio(e)(g)	5.0x

(a)
Collateralized indebtedness is excluded from the leverage calculation because it is viewed as a forward sale of the stock of an unaffiliated company and the Company's only obligation at maturity is to deliver, at its option, the stock or its cash equivalent.

(b)	Leverage ratios are based on face amount of outstanding debt.

(c)	AOCF is annualized based on the first quarter 2015 results, as reported.

(d)
Reflects the net debt to cash flow ratio as defined in the CSC Holdings’ credit facility debt agreement (which excludes approximately $2.8 billion of Cablevision’s senior notes and the debt and cash flows related to CSC Holdings’ unrestricted subsidiaries). The annualized AOCF (as defined) used in the Restricted Group leverage ratio was $1.878 billion.

(e)	Includes CSC Holdings’ guarantee of Newsday LLC’s $480 million senior secured credit facility.

(f)
Reflects the debt to cash flow ratio applicable under CSC Holdings' senior notes and debentures indentures (which excludes approximately $2.8 billion of Cablevision’s senior notes and the debt and cash flows related to CSC Holdings’ unrestricted subsidiaries). The annualized AOCF (as defined) used in the CSC Holdings notes and debentures leverage ratio was $1.878 billion.

(g)
Adjusts the debt to cash flow ratio as calculated under the CSC Holdings notes and debentures leverage ratio to include approximately $2.8 billion of Cablevision’s senior notes plus $611 million of Cablevision’s senior notes that were contributed to Newsday Holdings LLC.

CABLEVISION SYSTEMS CORPORATION
CAPITAL EXPENDITURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Customer premise equipment	$42,593	$56,804
Scalable infrastructure	39,983	46,829
Line extensions	6,481	1,236
Upgrade/rebuild	12,141	7,619
Support	32,373	32,837
Cable	133,571	145,325
Lightpath	23,732	26,870
Other(a)	9,328	13,880
Total Cablevision	$166,631	$186,075

(a)	Other primarily includes Newsday, News 12 Networks, Cablevision Media Sales Corporation and Corporate.